EXHIBIT 23.3

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of Accel International Corporation of our report dated March 30, 1994, with respect to the consolidated financial statements and schedules of Accel International Corporation for the year ended December 31, 1993 included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

Columbus, Ohio
November 22, 1996